UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
July 28, 2017
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Allegiance Bancshares, Inc.
(Exact name of Registrant as specified in its charter)
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Texas	001-37585	26-3564100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8847 West Sam Houston Parkway, N., Suite 200
Houston, Texas 77040
(Address of principal executive offices)

(281) 894-3200
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2017, the Board of Directors of Allegiance Bancshares, Inc. (the “Company”), upon recommendation of the Company’s Corporate Governance and Nominating Committee, appointed Dr. Robert Ivany as a Class II Director. Dr. Ivany is expected to stand for re-election at the Company’s 2018 Annual Meeting of Shareholders. As of the date of this filing, Dr. Ivany has not been appointed to any of the Company’s committees. In connection with Dr. Ivany's appointment, the Company entered into a Director and Officer Indemnification Agreement with Dr. Ivany, the form of which is filed as an exhibit hereto and incorporated herein by reference. Dr. Ivany will receive fees consistent with those fees received by the existing non-employee directors for service as a director of the Company.

Item 9.01.         Financial Statement and Exhibits.

(d)     Exhibits. The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Form of indemnification agreement (incorporated herein by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1 (Registration No. 333‑206536)).
99.1	Press release issued by Allegiance Bancshares, Inc. on August 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiance Bancshares, Inc.

By:	/s/ George Martinez
George Martinez
Chairman and Chief Executive Officer
Date: August 3, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of indemnification agreement (incorporated herein by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1 (Registration No. 333‑206536)).
99.1	Press release issued by Allegiance Bancshares, Inc. on August 3, 2017.